UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2008

Warwick Valley Telephone Company
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-11174	14-1160510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

47 Main Street, Warwick , New York		10990
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	845-986-8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2008, Warwick Valley Telephone Company (the "Company") was informed of the death of director Herbert Gareiss, Jr., who passed away on May 11, 2008. Mr. Gareiss served as a director of the Company since 1998 and was a member of the pension and budget committees of the Company’s board of directors. Mr. Gareiss joined the Company in 1980 as Assistant Treasurer and Assistant Secretary and served in various positions becoming Vice President in 1990 and President and Chief Executive Officer in 2004, a position he held until retiring in 2007.

"It is with great sadness that we announce the passing of Herbert Gareiss, Jr. He was an outstanding director of the Company and was an inspiration to all of us. He will be missed not only as a business colleague, but also as a friend. We extend our deepest sympathies to the entire Gareiss family," stated Mr. Wisner H. Buckbee, Chairman of the Board.

The Company does not intend to fill the position Mr. Gareiss held on the Board.

A press release relating to this matter is attached as Exhibit 99.1 and is filed herewith.

Item 9.01 Financial Statements and Exhibits.

Press release entitled "WVT Announces Death of Director, Herbert Gareiss, Jr.," dated May 14, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warwick Valley Telephone Company

May 14, 2008	By:	Duane W. Albro

Name: Duane W. Albro
Title: President & CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press release entitled "WVT Announces Death of Director, Herbert Gareiss, Jr.," dated May 15, 2008.